SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  June 3, 1998

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                                 THERMEDICS INC.
             (Exact name of Registrant as specified in its charter)


Massachusetts               1-9567                            04-2788806
(State or other         (Commission                        (I.R.S. Employer
jurisdiction of         File Number)                     Identification Number)
incorporation or
organization)


470 Wildwood Street
Woburn, Massachusetts                                                     01888
(Address of principal executive offices)                             (Zip Code)


                                 (781) 938-3786
                         (Registrant's telephone number
                              including area code)



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Item 5.  Other Events

         On June 3, 1998, Thermedics Inc. (the "Company") issued a press release, attached hereto as Exhibit 99, to announce its plan to conduct an exchange offer with the existing holders of its Non-Interest-Bearing Convertible Subordinated Debentures due 2003, pursuant to which such holders would receive a new convertible subordinated debenture containing different terms.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired: not applicable.

         (b)      Pro Forma Financial Information: not applicable.

         (c)      Exhibits

                  99   Press Release of the Company, dated June 3,
                       1998




                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of June, 1998.



                                                      THERMEDICS INC.


                                                      By: /s/ Jane E. Kirk
                                                          Jane E. Kirk
                                                          Assistant Clerk

EXHIBIT 99

                 THERMEDICS PLANS TO CONDUCT EXCHANGE OFFER WITH
  EXISTING HOLDERS OF NON-INTEREST-BEARING CONVERTIBLE SUBORDINATED DEBENTURES

         WOBURN, Mass., June 3, 1998 -- Thermedics Inc. (ASE-TMD) announced today that it plans to conduct an exchange offer with the existing holders of its non-interest-bearing convertible subordinated debentures due 2003, pursuant to which such holders will receive a new convertible subordinated debenture bearing interest at the rate of 2 7/8 percent per year. In addition to new semiannual interest payments, the new debentures will convert at a 15 percent premium over the average price of the common stock for a 10-day period prior to the closing.

         For every $1,000 principal amount of old debentures submitted for exchange, holders will receive approximately $730 principal amount of new debentures. Accordingly, at the maturity date of the new debentures, holders who elect to exchange their old debentures will receive less in principal amount than they would have had such holders retained their old debentures. The maturity date for the new debentures will be June 1, 2003, the same maturity date as the existing non-interest-bearing debentures.

         The debentures to be issued in the exchange offer will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.